Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Barclays Select Growth Conference

LAFAYETTE, LA. November 18, 2013

Stone Energy Corporation (NYSE: SGY) today announced that Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will be presenting at the Barclays Select Growth Conference at Barclay’s headquarters in New York at 4:20 p.m. eastern time on Tuesday November 19, 2013. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-2072-fax or via e-mail at CFO@StoneEnergy.com.